Exhibit 99.1

GigOptix Reports Solid Fourth Quarter and Fiscal Year 2011 Financial Results

Company Reports Record Revenue and Product Revenue Growth of 37% in 2011, and Closes Year with $16.2 million in Cash

San Jose, CA (February 28, 2012) GigOptix, Inc. (OTCQX: GGOX), a leading fabless supplier of semiconductor and optical components that enable high speed information streaming, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2011.

For the fourth quarter of 2011, product revenue, which does not include government contract revenue, increased 31% to $8.6 million dollars, up from $6.6 million in the fourth quarter of 2010. Total revenue, which included significant government contract revenue in 2010, increased 3% sequentially and 6% over the same period of the prior year. GAAP net loss was $1.8 million, or $(0.08) per share, including $286,000 in amortization of intangible assets, $647,000 in stock based compensation, $218,000 in special litigation-related expenses and a $373,000 in impairment of long-lived assets. This compares to a GAAP net loss of $3.1 million, or $(0.14) per share, reported in the third quarter of 2011, and a GAAP net loss of $355,000, or $(0.03) per share, reported in the same period of the prior year.

On a non-GAAP basis1, excluding the above mentioned charges, net loss for the fourth quarter of 2011 was $414,000, or $(0.02) per share. This compares to a non-GAAP net loss of $712,000, or $(0.03) per share, for the third quarter of 2011, and non-GAAP net income of $588,000, or $0.05 per share, reported in the same period of the prior year.

Adjusted EBITDA1 for the fourth quarter of 2011 was $346,000, compared to $289,000 in the third quarter of 2011 and $1.3 million in the same period of the prior year.

For fiscal year 2011, product revenue increased 37% to $31.6 million dollars, up from $23.1 million in 2010. Total revenue, including government contracts, increased 20% to $32.3 million. GAAP net loss was $14.1 million, or $(0.82) per share, including $1.1 million in amortization of intangibles, $3.0 million in stock based compensation, $3.7 million in restructuring expenses, $493,000 in special litigation related expenses, $1.1 million in shareholder settlement expenses, $2.0 million in merger-related expenses and $373,000 in impairment of long-lived assets. This compares to a GAAP net loss of $4.4 million, or $(0.41) per share, reported in 2010.

As part of its annual audit, which has yet to be completed, GigOptix determined that certain additional expenses, including restructuring expenses incurred and booked by Endwave Corporation, should have been included in the second quarter of 2011 GigOptix income statement. GigOptix previously reported that it was treating these liabilities incurred by Endwave for its restructuring activities in conjunction with the June 2011 GigOptix acquisition of Endwave as assumed restructuring liabilities of GigOptix, but did not also book these as separate expenses of GigOptix. Upon review, GigOptix has concluded that restructuring charges, which GigOptix currently believes to be in the amount of $3.1 million, booked on Endwave’s books in anticipation of the acquisition prior to the close of the deal, should have also been booked to operating expense in the second quarter of 2011 GigOptix income statement. Besides the change on the income statement, GigOptix currently believes the restructuring liabilities assumed and the goodwill acquired from Endwave each are reduced in the amount of $2.1 million, the restructuring liabilities incurred by GigOptix are increased by $2.1 million and the additional paid-in capital of GigOptix is increased by $1.0 million, all as reflected as adjustments to the second quarter of 2011 GigOptix balance sheet. The changes to the balance sheet are also reflected as adjustments to the third quarter 2011 GigOptix balance sheet. The adjustments have no effect on the fourth quarter results, cash and cash equivalents or other tangible assets. The 2011 financial results disclosed here by GigOptix reflect the adjustments described above. Both the financial results and the adjustments described above remain subject to audit. As part of the Current Report on Form 8-K filed today with the Securities and Exchange Commission, GigOptix has included updated unaudited financial tables for the second and third quarters of 2011 which include the above adjustments.

On a non-GAAP basis, net loss for fiscal year 2011 was $2.5 million, or $(0.14) per share, based on 17.3 million weighted average shares outstanding for the period, which compares to a non-GAAP net loss of $498,000, or $(0.05) per share, based on 10.7 million weighted average shares outstanding in 2010.

Adjusted EBITDA1 for fiscal 2011 was $279,000, compared to $2.5 million in fiscal 2010. GigOptix closed fiscal year 2011 with $16.2 million in cash and investments.

Executive Commentary

“The fourth quarter marked the close to a strong 2011 where GigOptix made substantial progress at growing revenue both organically and overall and in stabilizing our balance sheet,” commented Dr. Avi Katz, chairman and chief executive officer of GigOptix. “On the product development front, we made significant progress with our 40G and 100G products and are now addressing cutting edge telecom and datacom market opportunities with many new products released to qualification and production in 2011. We also continue to move downstream into larger volume markets, from telecom to datacom, last-mile wireless capabilities and consumer electronics with our latest SiGe drivers and TIA production releases, and with our CMOS devices and electro-optics interface designs that we are planning to bring to the market this year.”

“As we enter 2012, we are expecting revenue growth of approximately 30% over the prior year. We are experiencing strong demand for our optical products, and are currently bringing to market next generation products such as our 100G TFPS modulators, and ramping production of our 40G and 100G drivers and TIAs. As an example, we have just booked an order from a Tier-1 Telcom lead OEM for $2.8 million for our latest 100G coherent driver for long distance communication applications, all to be delivered during the first six months of 2012. We believe in the long-term opportunity for our business, are building an industry leading market position and continue to focus on translating our market leadership into long-term shareholder value.”

[1]	Non-GAAP Measures—GigOptix reports gross margin, operating income and net income on a GAAP and non-GAAP basis. In addition, it reports adjusted EBITDA. A reconciliation of these GAAP to non-GAAP measurements and adjusted EBITDA for the three months and fiscal years ended December 31, 2011 and 2010 can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the fourth quarter and fiscal year 2011 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-800-299-7089 in the U.S. (1-617-801-9714 outside of the U.S.) and entering the pass code 86449352 at least 10 minutes prior to the start of the call. The conference call replay will be available beginning two hours after the call and until midnight Eastern Time on March 2, 2012. The replay dial-in number is 1-888-286-8010, and the pass code is 85164810. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.gigoptix.com.

About GigOptix, Inc.

GigOptix is a leading supplier of semiconductor and optical components that enable high-speed information streaming and address emerging high-growth opportunities in the communications, industrial, defense and avionics industries. The Company offers a broad portfolio of high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz and drivers, TIAs and TFPSTM optical modulators for 40G and 100G fiber-optic telecommunications and data-communications networks. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding growth, opportunities, continued traction, contracts, and improvement and our statements under the heading “Business Outlook.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: factors that may affect the integration and results of GigOptix’s merger with Endwave, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to attract and retain qualified personnel, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, the ability to pursue and attract other M&A opportunities, further adjustment to the Endwave restructuring expenses, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the company’s filings with the SEC, and in the company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the company as of the date hereof, and the company assumes no obligation to update any forward-looking statement.

Media:

GigOptix, Inc.

Parker Martineau, 408-522-3100

Corporate Communications Manager

pmartineau@gigoptix.com

or

Investor Relations:

The Blueshirt Group, LLC

Matthew Hunt, 415-489-2194

Account Manager

matt@blueshirtgroup.com

(TABLES TO FOLLOW)

####

GIGOPTIX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Twelve months ended
	December 31, 2011%		December 31, 2010%		December 31, 2011%		December 31, 2010%
Revenue
Product	$8,624	100%	$6,580	81%	$31,640	98%	$23,070	86%
Government contract	—	0%	1,520	19%	628	2%	3,806	14%

Total revenue	8,624	100%	8,100	100%	32,268	100%	26,876	100%
Cost of revenue
Product	4,317	50%	3,301	41%	15,475	48%	11,629	43%
Government contract	—		365	5%	180	1%	922	3%
Impairment of long-lived asset	373	4%	—	0%	373	1%	—	0%

Total cost of revenue	4,690	54%	3,666	45%	16,028	50%	12,551	47%

Gross profit	3,934	46%	4,434	55%	16,240	50%	14,325	53%

Research and development expense	3,165	37%	2,603	32%	12,262	38%	8,659	32%
Selling, general and administrative expense	2,396	28%	1,928	24%	10,487	32%	8,889	33%
Restructuring expense	(114)	-1%	—		3,709	11%	388	1%
Merger-related expense	—		—		1,959	6%	—
Special litigation-related expense	218	3%	—		493	2%	—
Shareholder settlement expense	—		—		1,064	3%	—

Total operating expenses	5,665	66%	4,531	56%	29,974	93%	17,936	67%

Loss from operations	(1,731)	-20%	(97)	-1%	(13,734)	-43%	(3,611)	-13%

Interest expense	(107)	-1%	(115)	-1%	(347)	-1%	(450)	-2%
Other income (expense), net	58	1%	(115)	-1%	(3)	0%	(248)	-1%

Loss before provision for income taxes	(1,780)	-21%	(327)	-4%	(14,084)	-44%	(4,309)	-16%
Provision for income taxes	(44)	-1%	(28)	0%	(56)	0%	(51)	0%

Net loss	(1,824)	-21%	(355)	-4%	(14,140)	-44%	(4,360)	-16%

Net loss per share - basic and diluted	$(0.08)		$(0.03)		$(0.82)		$(0.41)

Weighted average number of shares used in per share calculations - basic and diluted	21,528		12,203		17,279		10,689

GIGOPTIX, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2011	December 31, 2010	Net Change
			$	%
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$15,788	$4,502	$11,286	251%
Short-term investments	400	—	400
Accounts receivable, net	5,625	5,366	259	5%
Inventories	2,220	1,609	611	38%
Prepaid and other current assets	298	405	(107)	(26%)

Total current assets	24,331	11,882	12,449	105%
Property and equipment, net	4,488	3,717	771	21%
Intangible assets, net	5,281	3,861	1,420	37%
Goodwill	9,860	7,407	2,453	33%
Restricted cash	255	356	(101)	(28%)
Other assets	309	653	(344)	(53%)

Total assets	$44,524	$27,876	$16,648	60%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,183	$2,960	$223	8%
Accrued and other current liabilities	5,777	4,823	954	20%
Line of credit and debt	3,000	3,226	(226)	(7%)

Total current liabilities	11,960	11,009	951	9%
Pension liabilities	65	211	(146)	(69%)
Other long-term liabilities	1,185	1,266	(81)	(6%)

Total liabilities	13,210	12,486	724	6%
Stockholders’ Equity
Common stock, $0.001 par value; 50,000,000 shares authorized as of December 31, 2011; 21,545,713 and 12,210,264 issued and outstanding as of December 31, 2011 and December 31, 2010, respectively.
Common stock, $0.001 par value	22	12	10	83%
Additional paid-in capital	118,362	88,553	29,809	34%
Accumulated deficit	(87,493)	(73,353)	(14,140)	19%
Accumulated other comprehensive income	423	178	245	138%

Total stockholders’ equity	31,314	15,390	15,924	103%

Total liabilities and stockholders’ equity	$44,524	$27,876	$16,648	60%

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended,		Twelve months ended,
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
GAAP Total cost of revenue	$4,690	$3,666	$16,028	$12,551
Stock based compensation	(10)	(3)	(52)	(11)
Amortization of intangible assets	(156)	(70)	(654)	(493)
Impairment of long-lived asset	(373)	—	(373)	—

Non-GAAP Total cost of revenue	$4,151	$3,593	$14,949	$12,047

GAAP Gross profit	$3,934	$4,434	$16,240	$14,324
Stock based compensation	10	3	52	11
Amortization of intangible assets	156	70	654	493
Impairment of long-lived asset	373	—	373	—

Non-GAAP Gross profit	$4,473	$4,507	$17,319	$14,828

GAAP - Operating expenses	$5,665	$4,531	$29,974	$17,936
Stock based compensation	(637)	(636)	(2,915)	(1,817)
Amortization of intangible assets	(130)	(84)	(455)	(361)
Restructuring expense	114	—	(3,709)	(428)
Shareholder settlement expense	—	—	(1,064)	—
Merger-related expense	—	(150)	(1,959)	(600)
Special litigation-related expense	(218)	—	(493)	—

Non-GAAP Operating expenses	$4,794	$3,661	$19,379	$14,730

GAAP Income (loss) from operations	$(1,731)	$(97)	$(13,734)	$(3,611)
Stock based compensation	647	639	2,967	1,828
Amortization of intangible assets	286	154	1,109	854
Restructuring expense	(114)	—	3,709	428
Shareholder settlement expense	—	—	1,064	—
Merger-related expense	—	150	1,959	600
Impairment of long-lived asset	373	—	373	—
Special litigation-related expense	218	—	493	—

Non-GAAP Income (loss) from operations	$(321)	$846	$(2,060)	$99

GAAP - Net income (loss)	$(1,824)	$(355)	$(14,140)	$(4,360)
Stock based compensation	647	639	2,967	1,828
Amortization of intangible assets	286	154	1,109	854
Restructuring expense	(114)	—	3,709	428
Amortization of discount on loan	—	—	—	152
Shareholder settlement expense	—	—	1,064	—
Merger-related expense	—	150	1,959	600
Impairment of long-lived asset	373	—	373	—
Special litigation-related expense	218	—	493	—

Non-GAAP Net income (loss)	$(414)	$588	$(2,466)	$(498)

Adjusted EBITDA reconciliation:
Income (loss) from operations	$(1,731)	$(97)	$(13,734)	$(3,611)
Restructuring expense	(114)	—	3,709	428
Shareholder settlement expense	—	—	1,064	—
Merger-related expense	—	150	1,959	600
Depreciation and amortization	953	629	3,448	3,252
Stock based compensation	647	639	2,967	1,828
Impairment of long-lived asset	373	—	373	—
Special litigation-related expense	218	—	493	—

Adjusted EBITDA	$346	$1,321	$279	$2,497

Weighted average shares outstanding	21,528	12,203	17,279	10,689
Per share amounts
Non-GAAP	$(0.02)	$0.05	$(0.14)	$(0.05)
Adjusted EBITDA	$0.02	$0.11	$0.02	$0.23